CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated June 29, 2017 on the financial statements and financial highlights of EAS Crow Point Alternatives Fund. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

August 25, 2017